Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 08/31/17)
Net asset value per share	$24.11
Market price	$21.37
Premium/discount	-11.36%
Total net assets	$197.57 m
Market cap	$175.13 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,194,938
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 08/31/17)

Cumulative Performance[1]						(as at 08/31/17)
%	1m	3m	YTD[2]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	3.0	11.9	29.6	21.8	25.3	63.4	50.8
Market Price	2.7	10.8	32.7	26.0	23.2	60.0	48.0
TSE Index	1.6	5.1	22.2	22.7	11.1	42.0	28.9
TAIEX Total Return Index[3]	2.4	9.1	26.8	27.9	25.0	69.5	86.7
MSCI Taiwan Index	1.5	8.6	26.8	27.6	25.5	72.3	67.3

Rolling 12 month performance[1]				(as at 08/31/17)
%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
The Taiwan Fund, Inc.	21.8	18.3	-13.0	16.3	12.1
Market Price	26.0	15.2	-15.2	16.8	11.2
TSE Index	22.7	13.8	-20.4	17.8	8.5
TAIEX Total Return Index[3]	27.9	18.5	-17.5	21.4	11.7
MSCI Taiwan Index	27.6	16.1	-15.3	23.9	10.8

Top 10 holdings	(as at 08/31/17)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.4%
Hon Hai Precision Industry Co., Ltd.	8.2%
Largan Precision Co., Ltd.	4.4%
Cathay Financial Holding Co., Ltd.	3.3%
MediaTek, Inc.	2.5%
CTBC Financial Holding Co., Ltd.	2.5%
Nan Ya Plastics Corp.	2.4%
Formosa Plastics Corp.	2.4%
Catcher Technology Co., Ltd.	2.3%
Evergreen Marine Corp. (Taiwan) Ltd.	2.1%

[1]	In US Dollar terms
[2]	Calendar year to date
[3]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 08/31/17)

Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.3%	-1.3
Biotechnology & Medical Care	0.0%	0.6%	-0.6
Building Material & Construction	0.0%	1.4%	-1.4
Cement	0.8%	0.8%	0.0
Chemical	0.0%	0.9%	-0.9
Communications & Internet	3.9%	5.8%	-1.9
Computer & Peripheral Equipment	5.7%	5.5%	0.2
Electric & Machinery	6.6%	2.0%	4.6
Electrical & Cable	0.0%	0.3%	-0.3
Electronic Parts & Components	5.4%	4.5%	0.9
Electronic Products Distribution	0.4%	0.8%	-0.4
Financial & Insurance	9.7%	12.6%	-2.9
Foods	1.6%	2.0%	-0.4
Glass & Ceramic	0.0%	0.2%	-0.2
Information Service	0.0%	0.2%	-0.2
Iron & Steel	0.5%	2.0%	-1.5
Oil, Gas & Electricity	1.2%	3.4%	-2.2
Optoelectronic	6.9%	5.4%	1.5
Other	4.7%	3.3%	1.4
Other Electronic	12.4%	8.7%	3.7
Paper & Pulp	0.0%	0.4%	-0.4
Plastics	5.8%	6.4%	-0.6
Rubber	0.0%	1.1%	-1.1
Semiconductor	24.9%	25.2%	-0.3
Shipping & Transportation	2.1%	1.7%	0.4
Textiles	1.2%	1.6%	-0.4
Tourism	1.5%	0.5%	1.0
Trading & Consumers' Goods	1.8%	1.4%	0.4
Cash	2.9%	0.0%	2.9
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) increased 1.5% in August, despite a correction earlier in the month following developing tensions in North Asia. August was the ninth consecutive monthly rise since December 2016. Foreign investors became net sellers in August while local investors were active buyers. August was the first month in 2017 during which industrial stock and non-technology companies outperformed technology companies. The transportation and paper sectors also outperformed, driven by higher selling prices and better than expected results.

Fund update
The Fund outperformed the TAIEX by 0.6% in August. It was a strong month for the industrial sector, led by the container shipping operator Evergreen Marine Corp. (Taiwan) Ltd. on higher freight rates, and Hiwin Technologies Corp. on positive outlook and full production capacity until the first quarter of 2018. Stock selection in the semiconductor sector also performed well, including Silergy Corp. and Macronix International, thanks to better than expected results. Tripod Technology Corp. continued to benefit from improving sales. In contrast, Nien Made Enterprise Co., Ltd. was the biggest detractor from performance on softer than expected margin expansion. Aspeed Technology, Inc.’s stock plateaued following weaker earnings. Ennoconn Corp. in the computer & peripheral equipment sector underperformed due to low margins following the acquisition of S&T AG. The Fund also took some profits in Merry Electronics Co., Ltd. after rallying over 100% this year in anticipation of the Apple Inc. product cycle.

The Fund made no change to its core investment approach and remained focused on quality companies with strong growth profiles. The Fund continues to prefer consumer growth names with sustainable franchises, including those in the sportswear industry and automation parts within the other electronic sector. Additionally, The Fund remained overweight in technology companies in the Apple Inc. supply chain and in the cloud, internet-of-things, gaming and semi-conductor sectors. The Fund remained underweight in the telecommunications and basic materials sectors.

Outlook
The market could see a healthy consolidation after a good run since the start of the year and a potential rotation from the outperforming technology sector into the non-technology sector. The launch of the new iPhone 8 takes center stage, and the Apple Inc. supply chain companies will be under the spotlight. Generally, strong foreign inflows, continuing attractive valuations and dividend yield should provide good support for the market.

Full portfolio holdings	(as at 08/31/17)
Holding	Market Value USD	Fund %
Semiconductor	49,134,400	24.9
Taiwan Semiconductor Manufacturing Co., Ltd.	18,551,609	9.4
MediaTek, Inc.	4,920,789	2.5
Silergy Corp.	3,612,645	1.8
Nanya Technology Corp.	3,299,423	1.7
ASPEED Technology, Inc.	3,146,743	1.6
Powertech Technology, Inc.	3,023,082	1.5
Egis Technology, Inc.	2,514,331	1.3
Parade Technologies Ltd.	2,071,971	1.1
Macronix International	1,822,568	0.9
Realtek Semiconductor Corp.	1,356,904	0.7
Winbond Electronics Corp.	1,106,143	0.6
Chunghwa Precision Test Tech Co., Ltd.	988,104	0.5
Advanced Semiconductor Engineering, Inc.	778,945	0.4
King Yuan Electronics Co., Ltd.	766,651	0.4
Tong Hsing Electronic Industries Ltd.	684,416	0.3
Win Semiconductors Corp.	490,076	0.2
Other Electronic	24,568,638	12.4
Hon Hai Precision Industry Co., Ltd.	16,178,234	8.2
Catcher Technology Co., Ltd.	4,491,600	2.3
Voltronic Power Technology Corp.	2,304,019	1.1
Bizlink Holding, Inc.	1,594,785	0.8
Financial & Insurance	19,244,215	9.7
Cathay Financial Holding Co., Ltd.	6,438,941	3.3
CTBC Financial Holding Co., Ltd.	4,873,410	2.5
Yuanta Financial Holding Co., Ltd.	3,478,691	1.7
Fubon Financial Holding Co., Ltd.	3,199,692	1.6
China Life Insurance Co., Ltd.	1,253,481	0.6
Optoelectronic	13,664,240	6.9
Largan Precision Co., Ltd.	8,596,541	4.4
General Interface Solution Holding Ltd.	2,551,426	1.3
Epistar Corp.	1,210,703	0.6
E Ink Holdings, Inc.	694,755	0.3
Innolux Corp.	610,815	0.3
Electric & Machinery	13,093,730	6.6
Airtac International Group	4,044,667	2.0
Hota Industrial Manufacturing Co., Ltd.	3,179,240	1.6
Hiwin Technologies Corp.	3,110,123	1.6
Global PMX Co., Ltd.	2,221,959	1.1
Macauto Industrial Co., Ltd.	537,741	0.3
Plastics	11,379,148	5.8
Nan Ya Plastics Corp.	4,709,003	2.4
Formosa Plastics Corp.	4,676,487	2.4
Formosa Chemicals & Fibre Corp.	1,993,658	1.0
Computer & Peripheral Equipment	11,321,018	5.7
Ennoconn Corp.	3,821,104	1.9
Quanta Computer, Inc.	2,560,969	1.3
Inventec Corp.	1,673,699	0.8
Mitac Holdings Corp.	1,561,697	0.8
Advantech Co., Ltd.	1,305,657	0.7
Acer, Inc.	397,892	0.2

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %
Electronic Parts & Components	10,674,774	5.4
Tripod Technology Corp.	3,227,609	1.6
Delta Electronics, Inc.	3,197,990	1.6
Elite Material Co., Ltd.	1,259,154	0.7
Primax Electronics Ltd.	1,257,431	0.6
Sinbon Electronics Co., Ltd.	804,308	0.4
Flexium Interconnect, Inc.	622,109	0.3
King Slide Works Co., Ltd.	306,173	0.2
Other	9,266,669	4.7
Taiwan Paiho Ltd.	3,106,018	1.6
Nien Made Enterprise Co., Ltd.	3,021,455	1.5
Chailease Holding Co., Ltd.	2,993,399	1.5
KMC Kuei Meng International, Inc.	145,797	0.1
Communications & Internet	7,621,553	3.9
Land Mark Optoelectronics Corp.	2,522,069	1.3
Merry Electronics Co., Ltd.	2,214,586	1.1
Advanced Ceramic X Corp.	1,738,295	0.9
Wistron NeWeb Corp.	1,146,603	0.6
Shipping & Transportation	4,164,982	2.1
Evergreen Marine Corp. (Taiwan) Ltd.	4,164,982	2.1
Trading & Consumers' Goods	3,459,748	1.8
President Chain Store Corp.	1,773,750	0.9
Poya International Co., Ltd.	1,685,998	0.9
Foods	3,133,512	1.6
Uni-President Enterprises Corp.	3,133,512	1.6
Tourism	2,884,973	1.5
Gourmet Master Co., Ltd.	2,884,973	1.5
Textiles	2,391,998	1.2
Eclat Textile Co., Ltd.	2,391,998	1.2
Oil, Gas & Electricity	2,350,277	1.2
Formosa Petrochemical Corp.	2,350,277	1.2
Cement	1,640,937	0.8
Taiwan Cement Corp.	1,640,937	0.8
Iron & Steel	992,584	0.5
China Steel Corp.	992,584	0.5
Electronic Products Distribution	808,685	0.4
WPG Holdings Ltd.	808,685	0.4
Cash	5,774,497	2.9
Cash	5,774,497	2.9
Grand Total	197,570,578	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

If you have any questions or comments about the Fund, please contact the Fund at the address or telephone number below or via the website www.thetaiwanfund.com
The Taiwan Fund, Inc.
c/o State Street Bank and Trust Company
P.O. Box 5049 One Lincoln Street
Boston MA 02206-5049

Tel: 877-217-9502